Exhibit 99.1

Contact:

Audra Burke

(303) 218-5455

CARRIER ACCESS REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

BOULDER, Colo.—(MARKET WIRE)—July 31, 2007—Carrier Access Corporation (NASDAQ: CACS), a manufacturer of broadband communications equipment, today reported its second quarter 2007 results. Revenue was $7.7 million, down 69% from $24.9 million reported in the second quarter of 2006. Revenue for the six months ended June 30, 2007 was $16.3 million, down 65% from $46.8 million reported from the comparative six months ended June 30, 2006.

On a GAAP basis, net loss for the second quarter of 2007 was $(12.2) million, or $(0.35) per basic and diluted share as compared with a GAAP net loss of $(903,000), or $(0.03) per basic and diluted share for the second quarter of 2006. The GAAP net loss for the six months ended June 30, 2007 was $(21.9) million or $(0.64) per basic and diluted share, compared with a GAAP net loss of $(839,000) or $(0.02) per basic and diluted share for the comparative six months ended June 30, 2006.

Non-GAAP net loss for the second quarter of 2007 was $(10.5) million, or $(0.31) per diluted share, compared to a Non-GAAP net income of $13,000, or $0.00 per diluted share for the second quarter of 2006. Non-GAAP net loss for the six months ended June 30, 2007 was $(19.2) million, or $(0.56) per diluted share, compared to a Non-GAAP net income of $958,000, or $0.03 per diluted share for the six months ended June 30, 2006. Non-GAAP financial measures exclude stock-based compensation expense, amortization of purchased intangibles and restructuring expenses. The reconciliation between GAAP financial measures and non-GAAP financial measures is set forth at the end of this press release.

Cash and marketable securities were $88.0 million at June 30, 2007.

Carrier Access announced the finalization of its restructuring plan to streamline its wireless and converged access businesses and better align expenses with current revenues. The restructuring plan implements the Company’s investment focus on core customers and product lines, the consolidation of management positions, and other operational efficiencies designed to lower costs while delivering key customer and market opportunities for growth.

The Company also announced that the board of directors has begun the process of evaluating strategic alternatives to maximize shareholder value. Carrier Access has retained Jefferies Broadview as its adviser in this process.

As part of the Company’s restructuring plan, Allen Snyder has been promoted from the position of chief operating officer to chief executive officer and president, effective August 1. Allen joined Carrier Access as COO in November of 2006. His promotion to CEO adds financial and legal reporting to his current responsibilities. Roger Koenig, CEO and co-founder, will continue as Chairman of the Board and devote his time to evaluating the Company’s strategic alternatives with the board and Jefferies Broadview.

Nancy Pierce, the Carrier Access corporate development officer and co-founder will retire from her operational position and continue as a Director of the Company. Pierce will continue her work to evaluate the Company’s strategic alternatives as a member of the board.

Carrier Access’ Chairman, Roger Koenig stated, “I’m pleased that Allen has accepted the position of CEO and President. Al has been with Carrier Access for nine months in the position of COO and has quickly climbed the learning curve on the business. His leadership and dedication to our customers and investors enables us to accelerate the delivery of growth opportunities in front of us.”

Carrier Access will hold a conference call today, July 31, 2007 at 4:30 p.m. ET to review second quarter 2007 results. The call is open to the public. Those who wish to participate should dial (703) 639-1176, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access Second Quarter 2007 Earnings Call. The conference call will be available live via the Internet by accessing the Carrier Access web site at http://www.carrieraccess.com under the Investor Relations section. An online replay of the conference call, as well as the text of the Company’s earnings release, will also be available on the Investor Relations site at http://www.carrieraccess.com.

About Carrier Access Corporation

Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com.

Forward-Looking Statement Caution

This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, concerning our growth prospects and our restructuring and strategic plans. These forward-looking statements, which reflect management’s best judgment based on factors currently known, are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, the ability to realize the anticipated benefits of our restructuring plans and other initiatives in a timely manner or at all, market acceptance of our products, dependence on a single customer and other problems with or at our customers, distributors, OEMs and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, costs and regulatory compliance associated with international expansion, changes in key personnel, costs associated with integrating the acquired assets of Mangrove Systems, cost reductions from our Shanghai Development Center and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Form 10-Q for the quarter ended March 31, 2007, and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARRIER ACCESS CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$46,413	$77,948
Investments in marketable securities	41,614	32,824
Accounts receivable, net of allowance for doubtful accounts of $115 and $245 at June 30, 2007 and December 31, 2006, respectively	4,013	7,096
Income tax receivable	64	64
Deferred income taxes	112	112
Inventory, net	20,092	18,212
Prepaid expenses and other	9,513	10,503

Total current assets	121,821	146,759
Property and equipment, net	9,906	10,471
Goodwill	8,723	7,614
Intangible assets, net	7,393	4,023

Total Assets	$147,843	$168,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,385	$8,759
Accrued compensation payable	3,438	4,134
Accrued expenses and other liabilities	9,606	9,248
Deferred revenue	849	183

Total current liabilities	21,278	22,324

Deferred income taxes	112	112

Total Liabilities	21,390	22,436

Stockholders’ Equity
Preferred stock, $0.001 par value, 5,000 shares authorized and no shares issued or outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value, 60,000 shares authorized, 34,541 shares issued and outstanding at June 30, 2007, and 34,308 shares issued and outstanding at December 31, 2006	35	34
Additional paid-in capital	189,753	187,885
Accumulated deficit	(63,279)	(41,378)
Accumulated other comprehensive loss	(56)	(110)

Total Stockholders’ Equity	126,453	146,431

Total Liabilities and Stockholders’ Equity	$147,843	$168,867

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue, net of allowances for sales returns	$7,661	$24,871	$16,303	$46,814
Cost of sales	6,221	13,057	12,707	24,525

Gross profit	1,440	11,814	3,596	22,289

Operating expenses
Research and development	7,539	7,598	14,850	12,597
Sales and marketing	3,718	3,567	7,236	6,936
General and administrative	2,977	2,557	5,392	5,442
Bad debt recoveries	(3)	(45)	(88)	(98)
Insurance recoveries, net	(296)	—	(610)	—
Restructuring charges	399	—	399	—
Intangible asset amortization	469	307	860	614

Total operating expenses	14,803	13,984	28,039	25,491

Loss from operations	(13,363)	(2,170)	(24,443)	(3,202)
Interest income	1,188	1,259	2,542	2,355

Loss before income taxes	(12,175)	(911)	(21,901)	(847)

Provision for income taxes (benefit)	—	(8)	—	(8)

Net loss	$(12,175)	$(903)	$(21,901)	$(839)

Loss per share
Basic and diluted	$(0.35)	$(0.03)	$(0.64)	$(0.02)

Weighted average common shares
Basic and diluted	34,430	33,918	34,412	33,873

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2007	2006
Cash Flows from Operating Activities
Net loss	$(21,901)	$(839)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization expense	2,332	1,758
Stock-based compensation	1,407	1,183
Changes in operating assets and liabilities:
Accounts receivable	3,092	(4,104)
Inventory	241	2,285
Prepaid expenses and other	(109)	(616)
Accounts payable and accrued expenses	(250)	5,811

Net cash provided by (used in) operating activities	(15,188)	5,478

Cash Flows from Investing Activities
Purchases of property and equipment	(462)	(625)
Proceeds from sale of property	80	—
Purchase of marketable securities available for sale	(39,611)	(21,086)
Sales of marketable securities available for sale	31,041	22,712
Payment for acquisition	(7,841)	—

Net cash provided by (used in) investing activities	(16,793)	1,001

Cash Flows from Financing Activities
Proceeds from exercise of stock options	440	741

Net cash provided by financing activities	440	741

Effect of exchange rate changes on cash and cash equivalents	6	—

Net increase (decrease) in cash and cash equivalents	(31,535)	7,220
Cash and cash equivalents at beginning of the period	77,948	55,279

Cash and cash equivalents at end of the period	$46,413	$62,499

Reconciliations to the Nearest Non-GAAP Measure

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
US GAAP: Net Loss Reported	$(12,175)	$(903)	$(21,901)	$(839)
Add: Stock-based compensation expense	782	609	1,407	1,183
Amortization of purchased intangibles	469	307	860	614
Restructuring expenses	399	—	399	—

NON-GAAP Net Income (Loss)	$(10,525)	$13	$(19,235)	$958

US GAAP: Net Loss reported per share – basic and diluted	$(0.35)	$(0.03)	$(0.64)	$(0.02)

NON-GAAP: Net Income (Loss) per share – basic and diluted	$(0.31)	$0.00	$(0.56)	$0.03

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we provide investors with certain non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures excludes the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, amortization expense for certain intangible assets, including any income tax effects, and restructuring expenses. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP. We believe that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, are used by and are useful to investors and other users of our financial statements in evaluating our operating results and comparative trends, as well as to facilitate comparisons with our historical operating results. The non-GAAP results are an indicator of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of evaluating performance against internal budgets and in making operational decisions. In addition, these non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables above.